Exhibit 3.61

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HIGHSTAR WASTE HOLDINGS CORP.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF JANUARY, A.D. 2006, AT 1:35 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF FEBRUARY, A.D. 2008, AT 5:01 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTEENTH DAY OF MAY, A.D. 2011, AT 10:15 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-THIRD DAY OF JUNE, A.D. 2011, AT 2:34 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 5:50 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “HIGHSTAR WASTE HOLDINGS CORP.”.

4096441 8100H

121188438

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957658

DATE: 11-01-12

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:38 PM 01/25/2006

FILED 01:35 PM 01/25/2006

SRV 060072800—4096441 FILE

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be Highstar Waste Holdings Corp.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808 and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “Corporation Law”).

FOURTH: The total number of shares of stock which this corporation is authorized to issue is three thousand (3,000) shares of common stock, $.01 par value.

FIFTH: The name and address of the incorporator is Edward P. Gannon, 1055 Washington Boulevard, Stamford, CT 06901-2217.

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: The directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Corporation Law, and the corporation shall indemnify all persons whom it is permitted to indemnify to the full extent permitted by Section 145 of the Corporation Law, as amended from time to time. Without limiting the generality of the foregoing, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Insofar as directors and executive officers are concerned, any repeal or modification of this Section 7 shall be prospective only, and shall not affect, to the detriment of any director or executive officer, any limitation on the personal liability of a director or executive officer of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this 25th day of January, 2006.

Name: Edward P. Gannon Title: Incorporator

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:16 PM 02/12/2008

FILED 05:01 PM 02/12/2008

SRV 080150183—4096441 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

HIGHSTAR WASTE HOLDINGS CORP.

The undersigned, Frank Celli, hereby certifies as follows:

1. He is the duly elected, qualified and acting Chief Executive Officer and President of HIGHSTAR WASTE HOLDINGS CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”).

2. The Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on January 25, 2006.

3. Article IV of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“The total number of shares of common stock which this corporation shall have the authority to issue is Forty Thousand (40,000); the par value of such shares shall be $0.01 per share. Upon the filing of this Certificate of Amendment to Certificate of Incorporation, each outstanding share of common stock of the corporation which is issued and outstanding immediately prior to the time of such filing shall, without any action on the part of the holders thereof, be converted into Five and 1179/10000 shares of common stock of the corporation.”

4. The amendment set forth herein has been duly approved and adopted by the Board of Directors of this Corporation.

5. The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute has voted in favor of the amendment.

6. Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Signature page follows)

IN WITNESS WHEREOF, HIGHSTAR WASTE HOLDINGS CORP. has caused this certificate to be signed by Frank Celli, its Chief Executive Officer and President, this 12th day of February, 2008.

HIGHSTAR WASTE HOLDINGS CORP.

By: Frank Celli

Title: Chief Executive Officer and President

State of Delaware

Secretary of State

Division of Corporations

Delivered 10:39 AM 05/13/2011

FILED 10:15 AM 05/13/2011

SRV 110541205—4096441 FILE

State of Delaware

Certificate of Change

Of Registered Agent and/or

Registered Office

The Board of Directors of HIGHSTAR WASTE HOLDINGS CORP. a Delaware Corporation, on the 11th day of May, A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this state be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is The Corporation Trust Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of the Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 12th day of May, A.D. 2011.

By: /s/Jennifer Shanders

Authorized Officer

Name: Jennifer Shanders

Print or Type

Title: Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT

HIGHSTAR WASTE HOLDINGS CORP.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is: HIGHSTAR WASTE HOLDINGS CORP.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on 06/23/2011

/s/ Scott E. Friedlander . Name: Scott E. Friedlander Title: Secretary

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:44 PM 06/23/2011

FILED 02:34 PM 06/23/2011

SRV 110755650—4096441 FILE

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:30 PM 10/24/201

FILED 05:50 PM 10/24/2012

SRV 121163442—4096441 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is HIGHSTAR WASTE HOLDINGS CORP.

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By: /s/Jaimie Voss

Authorized Officer

Name: Jaimie Voss, Vice President

Print or Type

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “HIGHSTAR WASTE HOLDINGS CORP.”, CHANGING ITS NAME FROM “HIGHSTAR WASTE HOLDINGS CORP.” TO “ADVANCED DISPOSAL SERVICES EAST, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF NOVEMBER, A.D. 2012, AT 5:06 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4096441 8100

121282005

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W Bullock, Secretary of State

AUTHENTIFICATION: 0027181

0027181

DATE: 12-03-12

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:37 PM 11/30/2012

FILED 05:06 PM 11/30/2012

SRV 121282005—4096441 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

HIGHSTAR WASTE HOLDINGS CORP,

This Certificate of Amendment to the Certificate of Incorporation or Highstar Waste Holdings Corp. (the “Corporation”) is being duly executed and filed by Christian B. Mills, as Assistant Secretary, pursuant to Section 242 the General Corporation Law of the State of Delaware who does hereby certify as follows:

1. The name of the Corporation is Highstar Waste Holdings Corp.

2. The Certificate of Incorporation of the Corporation was filed on January 25, 2006, and was amended by a Certificate of Amendment to the Certificate of Incorporation filed on February 12, 2008.

3, The First Article of the Certificate of Incorporation is hereby amended to read as follows:

FIRST: The name of this corporation shall be Advanced Disposal Services East, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 29th day of November, 2012.

By:

Name: Christian B. Mills Title: Assistant Secretary